Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Starburst II, Inc. of our report dated February 16, 2012, relating to the consolidated financial statements of Clearwire Corporation and subsidiaries included in this registration statement, and to the reference to us under the heading “Experts” in the Proxy Statement-Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Seattle, Washington

February 4, 2013